Exhibit 25.1

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM T-1

STATEMENT OF ELIGIBILITY
UNDER THE TRUST INDENTURE ACT OF 1939 OF A
CORPORATION DESIGNATED TO ACT AS TRUSTEE

☐    CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY OF A TRUSTEE PURSUANT TO
SECTION 305(b) (2)

WELLS FARGO BANK, NATIONAL ASSOCIATION

(Exact name of trustee as specified in its charter)

A National Banking Association	94-1347393
(Jurisdiction of incorporation or organization if not a U.S. national bank)	(I.R.S. Employer Identification No.)

101 North Phillips Avenue Sioux Falls, South Dakota	57104
(Address of principal executive offices)	(Zip code)

Wells Fargo & Company

Law Department, Trust Section

MAC N9305-175

Sixth Street and Marquette Avenue, 17th Floor

Minneapolis, Minnesota 55479

(612) 667-4608

(Name, address and telephone number of agent for service)

Hughes Satellite Systems Corporation

(Exact name of obligor as specified in its charter)

Colorado	45-0897865
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

100 Inverness Terrace East Englewood, Colorado	80112
(Address of principal executive offices)	(Zip code)

ADDITIONAL REGISTRANTS

Exact Name of Additional Registrants as Specified in their Respective Charters*	Jurisdiction of Incorporation/ Organization	IRS Employer Identification No.	Address, including Zip Code and Telephone Number, including Area Code, of Registrant’s Principal Executive Offices
EchoStar Satellite Services L.L.C.	Colorado	20-5109074	100 Inverness Terrace East, Englewood, Colorado 80112
EchoStar Satellite Operating Corporation	Colorado	35-2353699	100 Inverness Terrace East, Englewood, Colorado 80112
EchoStar 77 Corporation	Delaware	26-2191105	100 Inverness Terrace East, Englewood, Colorado 80112
EchoStar Orbital L.L.C.	Colorado	27-2342485	100 Inverness Terrace East, Englewood, Colorado 80112
EchoStar Government Services L.L.C.	Colorado	27-0682004	100 Inverness Terrace East, Englewood, Colorado 80112
Hughes Communications, Inc.	Delaware	13-3871202	11717 Exploration Lane, Germantown, Maryland 20876
Hughes Network Systems, LLC	Delaware	11-3735091	11717 Exploration Lane, Germantown, Maryland 20876
Helius, LLC	Utah	87-0547594	333 South 520 West, Suite 330, Lindon, Utah 84042
Helius Acquisition, LLC	Utah	30-0565987	333 South 520 West, Suite 330, Lindon, Utah 84042
Advanced Satellite Research, LLC	Delaware	30-0565980	333 South 520 West, Suite 330, Lindon, Utah 84042
HNS Finance Corp.	Delaware	56-2571546	11717 Exploration Lane, Germantown, Maryland 20876
HNS Real Estate, LLC	Delaware	20-2712714	11717 Exploration Lane, Germantown, Maryland 20876
Hughes Network Systems International Service Company	Delaware	52-1691571	11717 Exploration Lane, Germantown, Maryland 20876
HNS-India VSAT, Inc.	Delaware	52-1755631	11717 Exploration Lane, Germantown, Maryland 20876
HNS-Shanghai, Inc.	Delaware	52-1720113	11717 Exploration Lane, Germantown, Maryland 20876
HNS License Sub, LLC	Delaware	86-1124461	11717 Exploration Lane, Germantown, Maryland 20876

6½% Senior Secured Notes due 2019
7⅝% Senior Notes due 2021

(Title of the indenture securities)

Item 1.  General Information.  Furnish the following information as to the trustee:

(a)                       Name and address of each examining or supervising authority to which it is subject.

Comptroller of the Currency

Treasury Department

Washington, D.C.

Federal Deposit Insurance Corporation

Washington, D.C.

Federal Reserve Bank of San Francisco

San Francisco, California 94120

(b)                      Whether it is authorized to exercise corporate trust powers.

The trustee is authorized to exercise corporate trust powers.

Item 2.  Affiliations with the Obligor.  If the obligor is an affiliate of the trustee, describe each such affiliation.

None with respect to the trustee.

No responses are included for Items 3-14 of this Form T-1 because the obligor is not in default as provided under Item 13.

Item 15. Foreign Trustee.	Not applicable.

Item 16. List of Exhibits.	List below all exhibits filed as a part of this Statement of Eligibility.

Exhibit 1.	A copy of the Articles of Association of the trustee now in effect.*

Exhibit 2.	A copy of the Comptroller of the Currency Certificate of Corporate Existence and Fiduciary Powers for Wells Fargo Bank, National Association, dated February 4, 2004.**

Exhibit 3.	See Exhibit 2

Exhibit 4.	Copy of By-laws of the trustee as now in effect.***

Exhibit 5.	Not applicable.

Exhibit 6.	The consent of the trustee required by Section 321(b) of the Act.

Exhibit 7.	A copy of the latest report of condition of the trustee published pursuant to law or the requirements of its supervising or examining authority.

Exhibit 8.	Not applicable.

Exhibit 9.	Not applicable.

*	Incorporated by reference to the exhibit of the same number to the trustee’s Form T-1 filed as exhibit 25 to the Form S-4 dated
December 30, 2005 of file number 333-130784-06.

**	Incorporated by reference to the exhibit of the same number to the trustee’s Form T-1 filed as exhibit 25 to the Form T-3 dated
March 3, 2004 of file number 022-28721.

***	Incorporated by reference to the exhibit of the same number to the trustee’s Form T-1 filed as exhibit 25 to the Form S-4 dated
May 26, 2005 of file number 333-125274.

SIGNATURE

Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the trustee, Wells Fargo Bank, National Association, a national banking association organized and existing under the laws of the United States of America, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Minneapolis and State of Minnesota on the 3rd day of January, 2012.

WELLS FARGO BANK, NATIONAL ASSOCIATION

/s/ Richard Prokosch
Richard Prokosch
Vice President

EXHIBIT 6

January 3, 2012

Securities and Exchange Commission

Washington, D.C.  20549

Gentlemen:

In accordance with Section 321(b) of the Trust Indenture Act of 1939, as amended, the undersigned hereby consents that reports of examination of the undersigned made by Federal, State, Territorial, or District authorities authorized to make such examination may be furnished by such authorities to the Securities and Exchange Commission upon its request therefor.

Very truly yours,

WELLS FARGO BANK, NATIONAL ASSOCIATION

/s/ Richard Prokosch
Richard Prokosch
Vice President

Exhibit 7
Consolidated Report of Condition of

Wells Fargo Bank National Association

of 101 North Phillips Avenue, Sioux Falls, SD 57104

And Foreign and Domestic Subsidiaries,

at the close of business September 30, 2011, filed in accordance with 12 U.S.C. §161 for National Banks.

		Dollar Amounts
		In Millions

ASSETS
Cash and balances due from depository institutions:
Noninterest-bearing balances and currency and coin		$18,415
Interest-bearing balances		68,507
Securities:
Held-to-maturity securities		0
Available-for-sale securities		172,686
Federal funds sold and securities purchased under agreements to resell:
Federal funds sold in domestic offices		859
Securities purchased under agreements to resell		17,996
Loans and lease financing receivables:
Loans and leases held for sale		28,871
Loans and leases, net of unearned income	700,233
LESS: Allowance for loan and lease losses	16,825
Loans and leases, net of unearned income and allowance		683,408
Trading Assets		38,062
Premises and fixed assets (including capitalized leases)		8,098
Other real estate owned		4,769
Investments in unconsolidated subsidiaries and associated companies		518
Direct and indirect investments in real estate ventures		108
Intangible assets
Goodwill		21,171
Other intangible assets		23,005
Other assets		55,781

Total assets		$1,142,254

LIABILITIES
Deposits:
In domestic offices		$797,541
Noninterest-bearing	202,607
Interest-bearing	594,934
In foreign offices, Edge and Agreement subsidiaries, and IBFs		87,450
Noninterest-bearing	1,897
Interest-bearing	85,553
Federal funds purchased and securities sold under agreements to repurchase:
Federal funds purchased in domestic offices		5,657
Securities sold under agreements to repurchase		12,477

Dollar Amounts
In Millions

Trading liabilities	23,501
Other borrowed money
(includes mortgage indebtedness and obligations under capitalized leases)	35,308
Subordinated notes and debentures	18,407
Other liabilities	37,319

Total liabilities	$1,017,660

EQUITY CAPITAL
Perpetual preferred stock and related surplus	0
Common stock	519
Surplus (exclude all surplus related to preferred stock)	99,254
Retained earnings	18,795
Accumulated other comprehensive income	4,823
Other equity capital components	0

Total bank equity capital	123,391
Noncontrolling (minority) interests in consolidated subsidiaries	1,203

Total equity capital	124,594

Total liabilities, and equity capital	$1,142,254

I, Timothy J. Sloan, EVP & CFO of the above-named bank do hereby declare that this Report of Condition has been prepared in conformance with the instructions issued by the appropriate Federal regulatory authority and is true to the best of my knowledge and belief.

Timothy J. Sloan
EVP & CFO

We, the undersigned directors, attest to the correctness of this Report of Condition and declare that it has been examined by us and to the best of our knowledge and belief has been prepared in conformance with the instructions issued by the appropriate Federal regulatory authority and is true and correct.

John Stumpf	Directors
Carrie Tolstedt
Avid Modjtabai